Exhibit 99.1

FOR IMMEDIATE RELEASE

Spectranetics Names Scott Hutton as General Manager, Vascular Intervention

COLORADO SPRINGS, COLO. (January 11, 2017) - The Spectranetics Corporation (NASDAQ: SPNC), (“the Company”) today announced that Scott Hutton has been named General Manager, Vascular Intervention, effective January 23rd, 2017. In this role, Mr. Hutton will report directly to Scott Drake, President and Chief Executive Officer.
Mr. Hutton brings a wealth of industry experience and leadership to Spectranetics. He spent the last 16 years with Medtronic, most recently leading the Neurosurgery business unit as the Vice President and General Manager. Prior to joining the Neurosurgery business, Scott led Medtronic Navigation, the world’s leading provider of integrated navigation and intra-operative imaging solutions. He also held numerous global marketing and business development roles of increasing responsibility during his tenure at Medtronic.
"We are pleased to name industry veteran Scott Hutton as the leader of our Vascular Intervention franchise," said Scott Drake, President and CEO. "Scott’s track record of creating value makes him the ideal candidate to capitalize on our many opportunities and lead the Vascular Intervention business through its next phase of growth. We are excited to unite his world class expertise with our team to further improve the lives of our patients.”
Mr. Hutton stated, "I'm excited for the opportunity to play such a vital role in helping Spectranetics achieve its next stage of growth. The Vascular Intervention franchise is an attractive business with compelling growth opportunities that will be integral to the future success of the Company. I’m also proud to be joining Spectranetics’ commitment to leading the way in clinical science in order to provide physicians and patients with proven treatment algorithms and advancements in therapy options.”
About Spectranetics
The Spectranetics Corporation develops, manufactures, markets and distributes medical devices used in minimally invasive procedures within the cardiovascular system. The Company's products are available in over 65 countries and are used to treat arterial blockages in the heart and legs and in the removal of pacemaker and defibrillator leads.

The Company's Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee, the AngioSculpt® scoring balloon used in both peripheral and coronary procedures, and the Stellarex drug-coated balloon peripheral angioplasty platform, which received European CE mark approval in December 2014. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. The Company markets aspiration and cardiac laser catheters to treat blockages in the heart.

The Lead Management (LM) product line includes excimer laser sheaths, dilator sheaths, mechanical sheaths and accessories for the removal of pacemaker and defibrillator cardiac leads. For more information, visit www.spectranetics.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements because they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, clinical trials and regulatory approvals, regulatory or competitive environments, outcome of litigation, our intellectual property and product development. These forward-looking statements include, but are not limited to, statements regarding our competitive position, product development and commercialization schedule, expectation of continued growth and the reasons for that growth, growth rates, strength, integration and product launches, and 2016 and 2017 outlook and projected results including projected revenue and expenses, net loss and gross margin. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note they speak only as of the date of this release. These risks and uncertainties may include financial results differing from guidance, inability to successfully integrate AngioScore and Stellarex into our business, market acceptance of excimer laser atherectomy technology and our vascular intervention and lead management products, lack of cash necessary to satisfy our cash obligations under our outstanding 2.625% Convertible Senior Notes due 2034 and our term loan and revolving loan facilities, our debt adversely affecting our financial health and preventing us from fulfilling our debt service and other obligations, increasing price and product competition, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development, loss of key personnel, uncertain success of or delays in our clinical trials, costs of and adverse results in any ongoing legal proceeding, or any legal proceeding in which we may become involved, adverse impact to our business of the health care reform and related legislation or regulations, including changes in reimbursements, continued or worsening adverse conditions in the general domestic and global economic markets and continued volatility and disruption of the credit markets, which affects the ability of hospitals and other health care systems to obtain credit and may impede our access to capital, intellectual property claims of third parties, availability of inventory from suppliers, adverse outcome of FDA inspections, the receipt of FDA clearance and other regulatory approvals to market new products or applications and the timeliness of any clearance and approvals, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, availability of vendor-sourced components at reasonable prices, unexpected delays or costs associated with any planned improvements to our manufacturing processes, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to materially differ from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our 2015 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.

Investor Relations Contacts
Zach Stassen
Investor.relations@spnc.com
(719) 447-2292

Michaella Gallina
Investor.relations@spnc.com
(719) 246-1713